Exhibit 4.335

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 165243 dated August 02, 2018

For Rendering

communication channel provision services

This License is granted to

Limited Liability Company

Sputnikovoe TV

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1127746631495

Tax Identification Number (TIN)

7709909783

Location address (place of residence):

5 Vorontsovskaya Str., bldg. 2, Moscow, 109147, Russian Federation

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until August 02, 2023.

This License is granted by decision of the licensing body - Order dated May 24, 2018 No. 340-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS

COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION

IN THE SPHERE

OF COMMUNICATIONS, INFORMATION

TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296